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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan, the 1995 Non-Employee Directors Stock Option Plan, Employee Stock Purchase Plan and International Employee Stock Purchase Plan of our reports dated January 22, 1998, with respect to the consolidated financial statements and schedule of Remedy Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Palo Alto, California
June 11, 1998